Exhibit 10.2

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED

2002 DIRECTORS’ EQUITY INCENTIVE PLAN

Options granted under this Amended and Restated 2002 Directors’ Equity Incentive Plan (the “Plan”) of Cubist Pharmaceuticals, Inc. (the “Company”) are not intended to be treated as “incentive stock options” within the meaning of Section 422 of the Code.

1.                                      Definitions.  As used in this Plan, the following terms shall have the following meanings:

1.1.         Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option, that as of the relevant time of reference such Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to a Restricted Stock Award, that the Risk of Forfeiture otherwise applicable to the Stock will expire with respect to some or all of the shares of Restricted Stock; and (c) when used with respect to a Restricted Stock Unit Award, that as of the relevant time of reference such Restricted Stock Unit Award will become vested with respect to some or all of such Restricted Stock Units for which it was not otherwise vested by its terms.

1.2          Award means any grant or sale, pursuant to the Plan, of Options, Stock Grants, Restricted Stock or Restricted Stock Units.

1.3          Award Agreement means an Option Agreement, an agreement for Restricted Stock or Restricted Stock Units or any other agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

1.4.         Board means the Company’s Board of Directors.

1.5.         Change in Corporate Control means (1) the closing of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger or consolidation pursuant to which the holders of Stock immediately prior to the merger or consolidation will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation as before the merger or consolidation, or (B) any sale, lease, exchange, or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (2) the date on which any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the Stock outstanding at the time, with the prior approval of the Board, or (3) a Hostile Change in Corporate Control.

1.6.         Code means the United States Internal Revenue Code of 1986, as amended.

1.7.         Company means Cubist Pharmaceuticals, Inc., a Delaware corporation.

1.8.         Compensation Committee means a committee comprised of two or more Outside Directors, appointed by the Board, and vested by the Board with the power and authority to administer the Plan in accordance with the provisions of Section 5.

1.9.         Exchange Act means the Securities Exchange Act of 1934, as amended.

1.10.       Eligible Director means a director of one or more of the Company and its Subsidiaries who is not also an employee or officer of one or more of the Company and its Subsidiaries.

1.11.       Fair Market Value means on any date (i) if the Stock is listed on an exchange, the closing price of the Stock on such date or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred, and (ii) if the Stock is not traded on an exchange, the price at which the Stock was purchased or sold in the most recent transaction in the Stock.

1.12.       Grant Date means the date as of which an Option is granted.

1.13.       Holder means, with respect to any Award, (i) the Eligible Director to whom such Award shall have been granted under the Plan, or (ii) any transferee of such Award to whom such Award shall have been transferred in accordance with the provisions of Section 14.

1.14.       Hostile Change in Corporate Control means the date on which any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its “affiliates” and “associates,” as defined in Rule 12b-2 under the Exchange Act) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

1.15.       Incentive Option means an “incentive stock option” within the meaning of Section 422 of the Code.

1.16.       Incumbent Directors means, in the case of a Hostile Change in Corporate Control, those individuals who were members of the Company’s Board of Directors immediately prior to such Hostile Change in Corporate Control.

1.17.       Option means an option granted under the Plan to purchase Shares.

1.18.       Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

1.19.       Option Price means the price paid by an Optionee for a Share upon exercise of an Option.

1.20.       Optionee means a person eligible to receive an Option, to whom an Option shall have been granted under the Plan.

1.21.       Outside Director means a member of the Board who is not an officer, employee or consultant of the Company or any Subsidiary.

1.22        Plan means this Amended and Restated 2002 Directors’ Equity Incentive Plan of the Company, as amended from time to time.

1.23        Restricted Stock means an Award pursuant to Section 9 below of Shares subject to a Risk of Forfeiture.

1.24        Restricted Stock Units means an Award pursuant to Section 9 below of the right to receive Shares at the end of a Restriction Period, which Shares may, but need not be, subject to a Risk of Forfeiture.

1.25        Restriction Period means the period of time, established by the Compensation Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which some or all of the shares of Restricted Stock or the Restricted Stock Units are subject to a Risk of Forfeiture and/or vesting as described in the applicable Award Agreement.

1.26        Risk of Forfeiture means a limitation on the right of the Eligible Director to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock or Restricted Stock Units at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

1.27.       Securities Act means the United States Securities Act of 1933, as amended.

1.28.       Shares means shares of Stock.

1.29.       Stock means common stock, $.001 par value per share, of the Company.

1.30        Stock Grant means an Award pursuant to Section 9 below of shares of Stock not subject to restrictions or other forfeiture conditions.

1.31.       Subsidiary means any corporation which qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

2.             Purpose.  This Plan is intended to promote the recruiting and retention of highly qualified Eligible Directors, to strengthen commonality of interest between directors and stockholders by encouraging ownership of Stock by Eligible Directors, and to provide additional incentives for Eligible Directors to promote the success of the Company’s business.  The Plan is not intended to be an incentive stock option plan within the meaning of Section 422 of the Code.  None of the Options granted hereunder will be Incentive Options.

3.             Term of the Plan.  Awards may be granted hereunder at any time in the period commencing upon the effectiveness of the Plan pursuant to Section 21 and ending on June 30, 2015.

4.             Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, at no time shall the number of Shares issued pursuant to or subject to outstanding Awards granted under the Plan exceed 1,375,000 Shares.  The Shares to be issued under the Plan will be made available, at the discretion of the Compensation Committee, from authorized but unissued Shares or Shares held by the Company in its treasury.  Options awarded shall reduce the number of Shares available for Awards by one Share for every one Share so awarded.  Stock Grant Awards, Awards of Restricted Stock and Awards of Restricted Stock Units shall reduce the number of Shares available for Awards by two Shares for every one Share so awarded.  If any Option expires, terminates or is cancelled for any reason without having been exercised in full, or if any Award other than an Option is forfeited by the recipient or repurchased by the Company at less than its Fair Market Value, the Shares not purchased by the Optionee or forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan.

5.             Administration. The Plan shall be administered by the Compensation Committee.  Subject to the provisions of the Plan, the Compensation Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan.  The Compensation Committee’s determinations on the matters referred to in this Section 5 shall be final, binding and conclusive on all persons having or claiming an interest under the Plan or an Award made pursuant hereto.  Notwithstanding anything expressed or implied in the Plan to the contrary, at any time and on any one or more occasions, the Board may itself exercise any of the powers and responsibilities assigned to the Compensation Committee under the Plan and when so acting shall have the benefit of all of the provisions of this Plan pertaining to the Compensation Committee’s exercise of its authorities hereunder.

6.             Eligibility.  Only Eligible Directors shall be granted Awards under the Plan.

7.             Options.

7.1.         Directors Elected For First Time.  Subject to the Plan’s effectiveness as set forth in Section 21, each Eligible Director who is elected to the Board during the term of the Plan (whether elected at an annual or special stockholders’ meeting or by action of the Board or written consent of stockholders without a meeting), and who prior to such election was never previously a member of the Board, shall be granted, on the date of such meeting or other appointment, an Option to purchase a number of shares of Common Stock in an amount set by resolution of the Board prior to such date (a “Section 7.1 Option”).  Subject to the preceding sentence and to Sections 10, 11 and 12, grants of Section 7.1 Options occur automatically without any action being required of the Optionee, the Compensation Committee, the Board, the Company or any other person, entity or body.

7.2.         Annual Grants.  Subject to the Plan’s effectiveness as set forth in Section 21, on the business day immediately prior to the date of each annual meeting of stockholders of the Company, each Eligible Director who continues to be a director of the Company as of the close of business on such date shall be granted an Option on such business day to purchase Shares in an amount set by resolution of the Board prior to such business day (a “Section 7.2 Option”). Subject to the preceding sentence and to Sections 10, 11 and 12, grants of Section 7.2 Options occur automatically without any action being required of the Optionee, the Compensation Committee, the Board, the Company or any other person, entity or body.

7.3.         Certain Terms of Options.  Each Option granted to an Optionee under this Section 7 shall have an exercise price equal to at least 100% of the Fair Market Value of the Stock on the applicable Grant Date.  No Option granted pursuant to this Section 7 is intended to qualify as an Incentive Option.  The grants shall be evidenced by Option Agreements containing provisions that are in all respects consistent with this Section 7.  All of such Option Agreements shall contain identical terms and conditions, except as otherwise required or permitted by this Section 7.

7.4.         Option Period.  The option period for any Option granted pursuant to this Section 7 shall be no longer than ten years from the Grant Date.

7.5.         Exercisability. Each Section 7.1 Option and Section 7.2 Option granted to an Eligible Director shall be exercisable according to a schedule determined by the Board in its sole discretion (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5).

7.6.         Certain Modifications of Options.  Notwithstanding anything in this Section 7 or any applicable Option Agreement to the contrary, in the case of an Option not otherwise immediately exercisable in full, the Compensation Committee may accelerate the exercisability of such Option in whole or in part at any time.  In the event that the Compensation Committee accelerates the exercisability of any Option in whole or in part at any time, the Compensation Committee may require as a condition precedent to the effectiveness of any such acceleration that the holder of such Option shall enter into a written agreement with the Company providing, among other things, that the Shares subject to such Option shall, following their issuance upon exercise of such Option, be subject to a repurchase option in favor of the Company upon such terms as the Compensation Committee shall determine in its sole and absolute discretion.

8.                                      Exercise of Option.

(a)           An Option may be exercised only by giving written notice, in the manner provided in Section 19 hereof, specifying the number of Shares as to which the Option is being exercised, accompanied (except as otherwise provided in paragraphs (b) and (c) of this Section 8) by full payment for such Shares in the form of a check or bank draft payable to the order of the Company or other Shares with a current Fair Market Value equal to the Option Price of the Shares to be purchased.  Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof.  Subject to the provisions of the Plan (including, without limitation, Sections 10, 11 and 12) or any applicable Option Agreement, within 30 days after receipt of such notice and payment, the Company shall deliver or cause to be delivered to the Holder the number of Shares then being purchased by the Holder or cause a book entry in the Company’s stock records indicating that such Holder owns such Shares.  Such Shares shall be fully paid and nonassessable.

(b)           In lieu of payment by check, bank draft or other Shares accompanying the written notice of exercise as described in paragraph (a) of this Section 8, a Holder may, unless prohibited by applicable law, elect to effect payment by including with the written notice referred to in paragraph (a) of this Section 8 irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company that number of Shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Holder further elects, the withholding obligations of the Optionee and/or such Holder pursuant to Section 12 with respect to such exercise, together with irrevocable instructions to such broker to sell such Shares and to remit directly to the Company such aggregate exercise price and, if the Holder has so elected, the amount of such withholding obligation.  The Company shall not be required to deliver to such securities broker such Shares until it has received from the broker such exercise price and, if the Holder has so elected, the amount of such withholding obligation.

(c)           No Holder shall be permitted to effect payment of any amount of the Option Price of the Shares to be purchased by executing and delivering to the Company a promissory note.

(d)           The right of the Holder to exercise an Option pursuant to any provision of this Section 8, and the obligation of the Company to issue Shares upon any exercise of an Option pursuant to this Section 8, is subject to compliance with all of the other provisions of the Plan (including, without limitation, Sections 10, 11 and 12) or any applicable Option Agreement.

9.                                      Restricted Stock and Restricted Stock Units.

9.1          Restricted Stock.  Awards of Restricted Stock may be made under the following terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may prescribe:

(a)           Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, as is determined by the Compensation Committee.

(b)           Acceptance of Awards.  Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Compensation Committee may specify at grant) after the Award date by execution of an Award Agreement for Restricted Stock and payment of whatever price (if any) is required pursuant to the terms of the Award.

(c)           Issuance of Certificates.  Each Eligible Director receiving a Restricted Stock Award, subject to Section 9.1(d) below, shall be issued a stock certificate (in paper or electronic form) in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Eligible Director, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

“The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Cubist Pharmaceuticals, Inc. Amended and Restated 2002 Directors’ Equity Incentive Plan and an Award Agreement entered into by the registered owner and Cubist Pharmaceuticals, Inc.  Copies of such Plan and Agreement are on file in the offices of Cubist Pharmaceuticals, Inc.”

(d)           Escrow of Shares.  The Compensation Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Eligible Director deliver a stock power, endorsed in blank, relating to the Shares covered by such Award.

(e)           Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or affiliate performance or otherwise as the Compensation Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate.

(f)            Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.  Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Eligible Director shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock.  The Compensation Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred during the Restriction Period and, if the Compensation Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 4.

(g)           Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates (in paper or electronic form) for such Shares shall be delivered to the Eligible Director promptly if not theretofore so delivered.

9.2          Restricted Stock Units.  Awards of Restricted Stock Units may be made under the following terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may prescribe:

(a)           Purchase Price.  Awards of Restricted Stock Units shall be granted under the Plan for such consideration, if any, in cash, other property or services, as is determined by the Compensation Committee.

(b)           Acceptance of Awards.  Awards of Restricted Stock Units must be accepted within a period of 60 days (or such shorter period as the Compensation Committee may specify at grant) after the Award date by execution of an Award Agreement for Restricted Stock Units and payment of whatever price (if any) is required pursuant to the terms of the Award.

(c)           Issuance of Shares.  Following the vesting of an Award of Restricted Stock Units, the Holder shall be issued the Shares underlying such Award in accordance with the terms and at the time or times set forth in the applicable Award Agreement.  Such Shares when issued shall be registered in the name of the Holder, and, if applicable and certificated, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(d)           Vesting.  The Restricted Stock Units shall vest in such installments, cumulative or non-cumulative, as the Compensation Committee may determine or upon conditions, related to the performance or service, Company or Subsidiary performance or otherwise, as the Compensation Committee may determine.  Notwithstanding anything in this Section 9 or any applicable Award Agreement to the contrary, the Compensation Committee may Accelerate the vesting of Restricted Stock Units in whole or in part at any time on such basis as it deems appropriate to the extent consistent with the Restricted Stock Units’ exemption from or compliance with Section 409A of the Code.  In the event that the

Compensation Committee Accelerates the vesting of any Restricted Stock Unit Award in whole or in part at any time, the Compensation Committee may require as a condition precedent to the effectiveness of any such Acceleration that the Holder shall enter into a written agreement with the Company providing, among other things, that the Shares subject to such Restricted Stock Unit Award shall, following their issuance upon vesting of such Restricted Stock Unit Award, be subject to a repurchase option in favor of the Company upon such terms as the Compensation Committee shall determine in its sole and absolute discretion.

(e)           Restrictions and Restriction Period.  During the Restriction Period applicable to Restricted Stock Units, such Awards shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Subsidiary performance or otherwise as the Compensation Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate to the extent consistent with the Restricted Stock Unit’s exemption from or compliance with Section 409A of the Code.

(e)           Limitations of Rights in Stock.  A Holder shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by an Award of Restricted Stock Units, except to the extent that the Restricted Stock Units shall have vested and, in addition, the Shares shall have been issued therefore and delivered to the Holder or his agent.  If so provided pursuant to the terms of the Award Agreement, the Holder of an Award of Restricted Stock Units shall be entitled to receive, following the vesting of the Award, payments equivalent to any dividends declared at any point after such vesting with respect to the vested Shares underlying the Award.  Unless the Award Agreement shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

9.3.         Stock Grants.  In recognition of contributions to the success of the Company, in lieu of compensation otherwise already due and in such other circumstances as the Compensation Committee deems appropriate, shares of Stock may be issued to Eligible Directors, either alone or in addition to other Awards granted under the Plan at such price, if any, as the Compensation Committee may determine. Stock Grant Awards shall be made without forfeiture conditions of any kind and otherwise pursuant to such terms and conditions as the Compensation Committee may determine.

10.          Restrictions on Issue of Shares.

(a)           Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of Shares covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such Shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(1)           the Shares are at the time of the issue of such Shares effectively registered under the Securities Act; or

(2)           the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel or a no-action letter, each in form and substance reasonably satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

(b)           If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Shares covered by an Award, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense.  The Company may require from each Holder, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(c)           All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Compensation Committee may, if certificated, cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.          Purchase for Investment.

(a)           Without limiting the generality of Section 10 hereof, if the Shares covered by an Award granted under the Plan have not been effectively registered under the Securities Act, the Company shall be under no obligation to issue any such Shares unless the Holder shall have made such written representations and covenants to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of ensuring that the issuance of such Shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to written representations that the Holder is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Shares.

(b)           Each Share to be issued pursuant to an Award granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 11 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such Shares of Stock.

12.          Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

(a)           Whenever Shares are to be issued in satisfaction of an Award granted hereunder, the Company shall have the right to require the Award recipient and/or any subsequent Holder to remit to the Company an amount (if any) sufficient to satisfy federal, state, local, employment or other tax withholding requirements if, when and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any such Shares.  The obligations of the Company under the Plan shall be conditional on such payment and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment or consideration of any kind otherwise due to the recipient of an Award.

(b)           The Compensation Committee may, at or after grant, permit an Award recipient and/or subsequent Holder to satisfy any tax withholding requirements pertaining to the exercise of an Option or the receipt of Restricted Stock or Restricted Stock Units by delivery to the Company of Shares (including, without limitation, Shares obtained pursuant to the Award that is creating the tax obligation having a value equal to the minimum statutory withholding amount) having a value equal to the amount to be withheld.  The value of Shares to be so delivered shall be based on the Fair Market Value of a Share on the date the amount of tax to be withheld is to be determined.

13.          Termination of Association with the Company.

(a)           If an Optionee ceases to be a director of the Company, and if applicable, its Subsidiaries, for any reason other than death of such Optionee, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee and/or such subsequent Holder at any time within 90 days after the termination of such relationship, but only to the extent exercisable at termination and in no event after the applicable option period.  If an Optionee dies, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee, such subsequent Holder and/or the executor or administrator of such Optionee or such subsequent Holder at any time within the shorter of the applicable option period or 12 months after the date of the

Optionee’s death, but only to the extent exercisable at the time of such Optionee’s death.  Options which are not exercisable at the time of termination between the Company and the Optionee or which are so exercisable but are not exercised within the time periods described above shall terminate.

(b)           If an Eligible Director ceases to be a director of the Company, and if applicable, its Subsidiaries, for any reason, any Shares still subject to an Award of Restricted Stock or Restricted Stock Units held by such Eligible Director that are subject to a Risk of Forfeiture at such time shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.

(c)           Notwithstanding anything to the contrary in this Section 13, in the event that (i) the applicable Award Agreement with respect to an Award shall contain specific provisions governing the effect that any termination of association with the Company shall have on the Award, or (ii) the Board shall at any time adopt specific provisions governing the effect that any such termination shall have on the Award, then such provisions shall, to the extent that they are inconsistent with the provisions of this Section 13, control and be deemed to supersede the provisions of this Section 13.

14.          Transferability of Awards. Awards shall not be transferable; provided, however, that Awards shall be transferable by will or the laws of descent and distribution; and provided, further, that Awards may be transferred to a third party if and to the extent authorized and permitted by the Compensation Committee at the time of grant of such Awards or at any time thereafter.  In granting its authorization and permission to any proposed transfer of an Award to a third party, the Compensation Committee may impose conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer, including, without limitation, any conditions or requirements that may be necessary or desirable, in the sole and absolute discretion of the Compensation Committee, to ensure that such proposed transfer complies with applicable securities laws or to prevent the Company, such transferor or such third party transferee from violating or otherwise not being in compliance with applicable securities laws as a result of such transfer.  The Compensation Committee may at any time and from time to time delegate to one or more officers of the Company the authority to permit transfers of Awards to third parties pursuant to this Section 14, which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Compensation Committee at any time and from time to time.  The restrictions on transferability set forth in this Section 14 shall in no way preclude any Holder from effecting “cashless” exercises of an Option pursuant to, and in accordance with, Section 8(b) hereof.

15.                               Adjustment Provisions.

15.1        Adjustment for Corporate Actions.  All of the share numbers set forth in the Plan reflect the capital structure of the Company as of June 4, 2009.  If subsequent to such date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities or property (including cash), or if subsequent to such date additional shares or new or different shares or other securities or property (including cash) are distributed with respect to or in exchange for shares of Stock or other securities upon the merger, consolidation, sale of all or substantially all the property or assets of the Company, sale of all of the outstanding Stock of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to shares of Stock, or other securities (each of the foregoing events an “Adjustment Event”), an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares or other securities subject to the provisions of Section 4, (ii)  the numbers and kinds of shares or other securities or property (including cash) subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock or Restricted Stock Unit then subject to a Risk of Forfeiture in the form of a Company repurchase right.  Without limiting the generality of the foregoing provisions of this Section 15.1, upon the occurrence of an Adjustment Event, Holders of Options outstanding immediately prior to such Adjustment Event shall upon exercise of such Options at any time following such Adjustment Event be entitled to receive the shares of stock, other securities or property (including cash) that such Holders would have received as a result of such Adjustment Event if such Holders had exercised such Options immediately prior to such Adjustment Event.  The provisions of this Section 15.1 (including, without limitation, the immediately preceding sentence) shall apply successively with respect to multiple Adjustment Events that occur over time.

15.2        Change in Corporate Control.  Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change in Corporate Control any then outstanding Awards shall Accelerate.  For the purposes of the preceding sentence, (i) in the case of a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence, and (ii) in the case of a Hostile Change in Corporate Control, a majority of the Incumbent Directors prior to such Hostile Change in Corporate Control shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence.  To the extent Awards are not assumed, substituted or replaced upon a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to (a) terminate any outstanding Options to the extent not exercised prior to or simultaneously with such Change in Corporate Control and (b) cause any shares of Restricted Stock or Restricted Stock Units still subject to a Risk of Forfeiture immediately prior to such Change in Corporate Control to be forfeited or repurchased by the Company in accordance with the terms specified in the applicable Award Agreement.  Each Award that is to remain outstanding following a Change in

Corporate Control will be appropriately adjusted simultaneously with such Change in Corporate Control in accordance with Section 15.1.

15.3          Dissolution or Liquidation.  Upon dissolution or liquidation of the Company each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

15.4          Related Matters.  Any adjustment in Awards made pursuant to this Section 15 shall be determined and made, if at all, by the Compensation Committee and shall include any correlative modification of terms, including of Option Prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock or Restricted Stock Units and other financial objectives which the Compensation Committee may deem necessary or appropriate so as to ensure the rights of the Holders are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 15.  No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.

16.          Reservation of Stock.  The Company shall at all times during the term of the Plan and, without duplication, of any outstanding Awards, reserve or otherwise keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan (if not then terminated) and such outstanding Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

17.          Limitation of Rights in Stock; No Special Employment or Other Rights.  A Holder shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by an Award, unless and until the Company shall have issued and delivered to the Holder or his agent such Shares.  Any Stock issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, and the By-laws of the Company, if any.  Nothing contained in the Plan or in any Award Agreement shall confer upon any Eligible Director any right with respect to the continuation of his or her retention as a director to the Company (or any Subsidiary), or interfere in any way with the right of the Company (or any Subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such directorship or to increase or decrease the compensation of the Eligible Director from the rate in existence at the time of the grant of an Award.

18.            Termination and Amendment of the Plan.  Except as otherwise required by applicable law or the rules of any stock exchange on which the Stock is listed, the Board may at any time terminate the Plan or make such modifications to the Plan as it shall deem advisable.  Any termination of the Plan shall not affect the terms of any Award outstanding on the date of such termination.  Unless the Board otherwise expressly provides and except to the extent otherwise provided in the next sentence, amendments of the Plan shall apply to all Awards outstanding on the date of such amendments to the same extent as if such amendments had been in effect at the time that each of such outstanding Awards was granted.  Notwithstanding the foregoing, no amendment of the Plan may, without the consent of any recipient of an Award outstanding on the date of such amendment (i) reduce the number of Shares subject to such Award, (ii) increase the Option Price of such Award, or (iii) change the vesting schedule of such Award in a manner that adversely affects the rights of the recipient thereof.  The Compensation Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and provided, further, that no such amendment of such Award may, without the consent of the Holder thereof (x) reduce the number of shares of Stock subject to such Award, (y) increase the Option Price, or (z) change the vesting schedule of such Award in a manner that adversely affects the rights of the recipient under such Award.  Notwithstanding the foregoing or anything to the contrary in the Plan, no repricing of outstanding Awards shall be permitted under the Plan without first receiving approval from the holders of Stock representing not less than a majority of the then outstanding Shares present and voting.  For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect:  (i) lowering the Option Price of an Option after it is granted, (ii) buying-out an outstanding Option at a time when its Option Price exceeds the Fair Market Value of the Stock for cash or shares, (iii) any other action that is treated as a repricing under generally accepted accounting principles, or (iv) canceling an Option at a time when its Option Price exceeds the Fair Market Value of the Stock in exchange for another Option, Restricted Stock, Restricted Stock Units, a Stock Grant or other equity of the Company, unless the cancellation and exchange occurs in connection with a Change in Corporate Control.   Notwithstanding anything in this Section 18 to the contrary, the consent of the recipient of an Award to an amendment of the Plan or of the Award shall not be required if the Board or Compensation Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Corporate Control that such amendment either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation, the provisions of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

19.            Notices and Other Communications.  All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Holder, at his or her residence address last filed with the Company, and (b) if to the Company, at 65 Hayden Avenue, Lexington, Massachusetts 02421, Attention: General Counsel or to such other persons or addresses as the Holder or the Company may specify by a written notice to the other from time to time.  Copies of all notices sent to any Holder that is not the Award recipient shall also be sent to the Award recipient in the manner set forth in this Section 19.

20.          Exemption From or Compliance with Section 409A of the Code.  The Company intends that the Plan and any Awards granted hereunder either be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the “Requirements”), to the extent applicable, and be operated in accordance with such Requirements, so that any compensation payable under any Award (including any dividends and dividend equivalents) shall not be included in income under Section 409A of the Code.  Any ambiguities in the Plan shall be construed to effect the intent as described in this Section 20.

21.            Effectiveness.  This Plan was originally entitled the “2002 Directors’ Stock Option Plan” and was first approved by the Board on March 5, 2002.  The Plan was first ratified and approved by the stockholders of the Company on June 13, 2002.  The Plan, as previously amended and restated, was ratified and approved by the stockholders on June 10, 2003 and on June 10, 2004.  The First Amendment to the Plan was approved by the Board on August 2, 2005.  A further amendment and restatement of the Plan was ratified and approved by the stockholders of the Company on June 8, 2006.  A further amendment and restatement of the Plan was approved by the Board on March 8, 2007, and was ratified and approved by the stockholders of the Company on June 7, 2007.  A further amendment and restatement of the Plan was approved by the Board on March 10, 2008 and April 9, 2008.   A further amendment and restatement of the Plan was approved by the Board, effective as of the Company’s 2009 Annual Meeting of Stockholders, with the proposed extension of the Plan term and the increase in the number of shares authorized under the Plan ratified by the Company’s stockholders at the Company’s 2009 Annual Meeting of Stockholders.  A further amendment and restatement of the Plan was approved by the Board on March 16, 2012.